UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 11, 2019

CISION LTD.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands (State or Other Jurisdiction of Incorporation)	000-38140 (Commission File Number)	N/A (IRS Employer Identification No.)

130 East Randolph Street, 7th Floor Chicago, Illinois (Address of Principal Executive Offices)	60601 (Zip Code)

Registrant’s telephone number, including area code: 866-639-5087

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Incremental Amendment to Credit Agreement

On January 11, 2019, a wholly owned subsidiary of Cision Ltd. (the “Company”), Canyon Valor Companies, Inc. (the “Borrower”), entered into an incremental facility amendment (the “Incremental Amendment”) to the credit agreement with Deutsche Bank AG, New York Branch, as administrative agent and collateral agent, and a syndicate of commercial lenders from time to time party thereto dated as of June 16, 2016, as amended (the “Credit Facility”). The Incremental Amendment provides for an incremental $75 million dollar-denominated term loan facility (the “Incremental Facility”). The terms of the Incremental Facility are substantially identical to the terms of other term loan borrowings under the Credit Facility.

The proceeds from the Incremental Facility will be used for general corporate purposes, working capital purposes and investments, which may include one or more strategic acquisitions. The Company is currently in active negotiations with respect to several strategic acquisitions. The Company cannot provide any assurances that it will be successful in consummating strategic acquisitions, including any of the acquisitions referred to in the preceding sentence.

The foregoing description of the Incremental Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement. A copy of the Incremental Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above in Item 1.01 is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Named Executive Officer

On January 15, 2019, the Company announced the departure of Jason Edelboim, who is currently serving as President, Americas. Mr. Edelboim’s departure will become effective on January 16, 2019.

Forward-Looking Statements

The Company cautions you that statements included in this current report on Form 8-K that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause the Company’s results to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding the Company’s expected use of proceeds and potential acquisitions. The risks and uncertainties relating to the Company are contained in its periodic filings with the Securities and Exchange Commission. The Company’s public filings with the Securities and Exchange Commission are available at www.sec.gov. The Company assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Number	Description
10.1	Incremental Amendment dated January 11, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 15, 2019

CISION LTD.

By:	/s/ Jack Pearlstein
Name: Jack Pearlstein
Title: Chief Financial Officer